  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal Fourth Quarter and Annual 2022 Financial and Operational Results

Financial Highlights Include:
Quarterly revenue of $108.6 million, up 9.4% year over year
Fiscal year revenue of $409.7 million, up 9.4% year over year

Quarterly Billings of $160.4 million, up 2.9% year over year
Fiscal year Billings of $409.3 million, down 2.0% year over year

Quarterly gross margin of 64.5% compared to prior year of 65.1%
Fiscal year gross margin of 62.8% compared to prior year of 63.6%
3,020 Active Clients at December 31, 2022, up 6.0% year over year

LAS VEGAS, March 1, 2023 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner, today announced results for the fourth quarter and fiscal year ended December 31, 2022.

“We believe the growing adoption of Rimini Street's expanded end-to-end suite of enterprise software solutions is providing organizations the support, products and services needed to meet their current and evolving needs around their enterprise software systems and delivering even more industry-leading value, ROI and engineering capability," stated Seth A. Ravin, Rimini Street co-founder, CEO, president and chairman of the board. "We believe this was reflected in our record fourth quarter and full year revenue that exceeded guidance, multi-million-dollar sales wins in diverse industries, strong subscription renewals and extensions, and increased cross-sales of our expanded portfolio of solutions to existing clients. We are focused on reaching out to a larger universe of prospective clients who we believe can greatly benefit from our expanded portfolio of unified solutions.”

“We were pleased with our improved Q4 performance in quarterly sequential billings growth and gross margin, as well as maintaining a strong Revenue Retention Rate on subscription revenue,” stated Michael L. Perica, Rimini Street chief financial officer. “Additionally, for full year 2022, we repurchased $4.7 million of our common stock and reduced the balance on our term loan outstanding from $88 million to $78 million, resulting in year-end cash and investments of $129 million and net cash of $51 million. We are also issuing guidance today for the first quarter and full year 2023 revenue, full year 2023 Adjusted EBITDA, and affirming our continued commitment to the long-term goals of increasing operating cash flow and growing earnings per share.”

Fourth Quarter 2022 Financial Highlights
•Revenue was $108.6 million for the 2022 fourth quarter, an increase of 9.4% compared to $99.3 million for the same period last year.
•Annualized Recurring Revenue was $420.0 million for the 2022 fourth quarter, an increase of 6.9% compared to $392.8 million for the same period last year.
•Active Clients as of December 31, 2022 were 3,020, an increase of 6.0% compared to 2,849 Active Clients as of December 31, 2021.
•Revenue Retention Rate was 92% for both the trailing 12 months ended December 31, 2022, and for the comparable period ended December 31, 2021.
•Gross margin was 64.5% for the 2022 fourth quarter compared to 65.1% for the same period last year.
•Operating loss was $5.6 million for the 2022 fourth quarter compared to operating income of $12.7 million for the same period last year.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2022 Financial and Operational Results	page 2

•Non-GAAP Operating Income was $15.0 million for the 2022 fourth quarter compared to $19.4 million for the same period last year.
•Net loss was $5.3 million for the 2022 fourth quarter compared to net income of $70.1 million for the same period last year.
•Non-GAAP Net Income was $15.3 million for the 2022 fourth quarter compared to $77.8 million for the same period last year.
•Adjusted EBITDA for the 2022 fourth quarter was $18.3 million compared to $19.3 million for the same period last year.
•Basic and diluted earnings per share attributable to common stockholders was a net loss per share of $0.06 and $0.06, respectively, for the 2022 fourth quarter compared to a basic and diluted net income per share of $0.81 and $0.77 for the same period last year.
•Employee count as of December 31, 2022 was 1,921, a year-over-year increase of 15.3%.
•On February 22, 2023 we amended our Credit Facility to convert the loan reference interest rate from LIBOR to SOFR, and to amend the definition of Consolidated EBITDA to provide an addback of certain costs and legal fees relating to the Oracle litigation.

Full Year 2022 Financial Highlights
•Revenue was $409.7 million for 2022, an increase of 9.4% compared to $374.4 million for 2021.
•Gross margin was 62.8% for 2022 compared to 63.6% for 2021.
•Operating income was $8.1 million for 2022 compared to $26.8 million for 2021.
•Non-GAAP Operating Income was $49.8 million for 2022 compared to $55.0 million for 2021.
•Net loss was $2.5 million for 2022 compared to net income of $75.2 million for 2021.
•Basic and diluted net earnings per share attributable to common stockholders was a net loss per share of $0.03 and $0.03, respectively, for 2022 compared to a basic and diluted net income per share of $0.54 and $0.51, respectively for 2021.
•Non-GAAP Net Income was $39.2 million for 2022 compared to $107.6 million for 2021.
•Adjusted EBITDA was $52.3 million for 2022 compared to $55.8 million for 2021.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

Fourth Quarter 2022 Company Highlights
•Announced representative new clients who switched to, or existing clients who expanded their agreements with, Rimini Street, including:
◦Kooksoondang – South Korea’s leading producer and exporter of traditional liquor, established in 1970
◦Officeworks – Australia’s leading retailer of office products, supplies, furniture, technology, and education resources
◦Southern Cross Electrical Engineering – Australia's leading electrical, instrumentation, communication and maintenance services company
◦Taeyoung E&C – South Korea's leading civil engineering firm, specializing in water and sewage management, public projects including highways, bridges, water drainage systems, and port facility construction
•Launched Rimini Connect™ Integration and Interoperability Suite – easy-to-deploy solutions to provide unique, innovative, and economical tools for connecting browsers, operating systems, and email used with Oracle, SAP, and other software.
•Closed 8,388 support cases and delivered 2,661 tax, legal and regulatory updates to clients across 48 countries, while achieving an average client satisfaction rating on the Company’s support delivery of 4.9 out of 5.0 (where 5.0 is rated excellent).
•Named a supplier for UK G-Cloud 13 Framework for all its Application, Database, Managed and Professional Services, helping UK public sector organizations achieve immediate savings on annual support fees for Oracle and SAP products.
•Achieved Great Place to Work© certifications in France, Israel, Japan and United Kingdom, building on past wins in Australia, India, Korea, New Zealand, and United States.
•Hosted a large volunteer event for 300 colleagues gathered in Las Vegas to handmake fleece blankets for local foster children, and homeless youth.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2022 Financial and Operational Results	page 3

Business Outlook
The Company is providing first quarter 2023 revenue guidance to be in the range of $101.0 million to $103.0 million, full year 2023 revenue guidance to be in the range of $420.0 million to $430.0 million and full year 2023 Adjusted EBITDA guidance to be in the range of $52 million to $58 million.

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the fourth quarter and full year 2022 results and select first quarter 2023 performance-to-date commentary at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on March 1, 2023. A live webcast of the event will be available on Rimini Street’s Investor Relations site at https://investors.riministreet.com. Dial-in participants can access the conference call by dialing (888) 999-2501 or (848) 280-6480. A replay of the webcast will be available for at least 90 days following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables within this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner. The Company offers premium, ultra-responsive and integrated application management and support services that enable enterprise software licensees to save significant costs, free up resources for innovation and achieve better business outcomes. To date, more than 5,000 Fortune 500, Fortune Global 100, midmarket, public sector and other organizations from a broad range of industries have relied on Rimini Street as their trusted application enterprise software products and services provider. To learn more, please visit http://www.riministreet.com, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, adverse developments in and costs associated with defending pending litigation or any new litigation; changes in the business environment in which Rimini Street operates, including the impact of any recessionary economic trends and changes in foreign exchange rates, as well as general financial, economic, regulatory and political conditions affecting the industry in which we operate and the industries in which our clients operate; the evolution of the enterprise software management and support landscape and our ability to attract and retain clients and further penetrate our client base; significant competition in the software support services industry; customer adoption of our expanded portfolio of products and services and products and services we expect to introduce; our ability to sustain or achieve revenue growth or profitability and manage our cost of revenue; estimates of our total addressable market and expectations of client savings relative to use of other providers; variability of timing in our sales cycle, and risks relating to retention rates; the loss of one or more members of our management team; our ability to attract and retain qualified employees and key personnel; challenges of managing growth profitably; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth; the impact of environmental, social and governance (ESG) matters; actions in response to any lingering impacts of the COVID-19 pandemic and its economic, operational and financial impacts on our business; risks associated with global operations; our ability to prevent unauthorized access to our information technology systems and other cybersecurity threats, protect the confidential information of our employees and clients and comply with privacy regulations; our ability to maintain an effective system of internal control over financial reporting; our ability to maintain, protect and enhance our brand and intellectual property; changes in laws and regulations, including changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate tax reserves; our credit facility’s ongoing debt service obligations and financial and operational covenants on our business and related interest rate risk, including

Rimini Street Announces Fiscal Fourth Quarter and Annual 2022 Financial and Operational Results	page 4

uncertainty from the transition to SOFR or other interest rate benchmarks; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the amount and timing of repurchases, if any, under our stock repurchase program and our ability to enhance stockholder value through such program; uncertainty as to the long-term value of Rimini Street’s equity securities; catastrophic events that disrupt our business or that of our clients; and those discussed under the heading “Risk Factors” in Rimini Street’s Annual Report on Form 10-K filed on March 1, 2023, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

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© 2023 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2022 Financial and Operational Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	December 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$109,008	$119,571
Restricted cash	426	419
Accounts receivable, net of allowance of $723 and $576, respectively	116,093	135,447
Deferred contract costs, current	17,218	14,985
Short-term investments	20,115	—
Prepaid expenses and other	18,846	16,340
Total current assets	281,706	286,762
Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $15,441 and $13,278, respectively	6,113	4,435
Operating lease right-of-use assets	7,142	12,722
Deferred contract costs, noncurrent	23,508	21,524
Deposits and other	7,057	1,786
Deferred income taxes, net	65,515	64,033
Total assets	$391,041	$391,262
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$4,789	$3,664
Accounts payable	8,040	5,708
Accrued compensation, benefits and commissions	37,459	36,558
Other accrued liabilities	32,676	26,124
Operating lease liabilities, current	4,223	4,227
Deferred revenue, current	265,840	253,221
Total current liabilities	353,027	329,502
Long-term liabilities:
Long-term debt, net of current maturities	70,003	79,655
Deferred revenue, noncurrent	34,081	47,047
Operating lease liabilities, noncurrent	9,094	12,511
Other long-term liabilities	2,006	2,933
Total liabilities	468,211	471,648
Stockholders' deficit:
Preferred Stock, $0.0001 par value per share. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 88,517 and 87,107 shares, respectively	9	9
Additional paid-in capital	156,401	149,234
Accumulated other comprehensive loss	(4,195)	(2,724)
Accumulated deficit	(228,269)	(225,789)
Treasury stock	(1,116)	(1,116)
Total stockholders' deficit	(77,170)	(80,386)
Total liabilities, redeemable preferred stock and stockholders' deficit	$391,041	$391,262

Rimini Street Announces Fiscal Fourth Quarter and Annual 2022 Financial and Operational Results	page 6

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue	$108,621	$99,279	$409,662	$374,430
Cost of revenue	38,563	34,657	152,385	136,464
Gross profit	70,058	64,622	257,277	237,966
Operating expenses:
Sales and marketing	39,181	32,429	143,018	128,496
General and administrative	18,100	15,444	75,367	64,172
Impairment charges related to operating lease right-of-use assets	3,013	1,256	3,013	1,649
Reorganization costs	2,525	—	2,525	—
Litigation costs and related recoveries:
Litigation settlement expense	—	7,530	—	7,530
Professional fees and other costs of litigation	12,817	2,327	25,654	16,457
Insurance costs and recoveries, net	—	(7,111)	(389)	(7,111)
Litigation costs and related recoveries, net	12,817	2,746	25,265	16,876
Total operating expenses	75,636	51,875	249,188	211,193
Operating income (loss)	(5,578)	12,747	8,089	26,773
Non-operating income and (expenses):
Interest expense	(1,296)	(812)	(4,271)	(1,550)
Loss from change in fair value of redeemable warrants	—	(1,160)	—	(4,183)
Other income (expenses), net	2,684	(720)	(13)	(1,605)
Income (loss) before income taxes	(4,190)	10,055	3,805	19,435
Income taxes	(1,082)	60,002	(6,285)	55,784
Net income (loss)	$(5,272)	$70,057	$(2,480)	$75,219

Net income (loss) attributable to common stockholders	$(5,272)	$70,057	$(2,480)	$45,197

Net income (loss) per share attributable to common stockholders:
Basic	$(0.06)	$0.81	$(0.03)	$0.54
Diluted	$(0.06)	$0.77	$(0.03)	$0.51
Weighted average number of shares of Common Stock outstanding:
Basic	88,355	86,898	87,672	84,318
Diluted	88,355	90,780	87,672	88,970

Rimini Street Announces Fiscal Fourth Quarter and Annual 2022 Financial and Operational Results	page 7

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Non-GAAP operating income reconciliation:
Operating income (loss)	$(5,578)	$12,747	$8,089	$26,773
Non-GAAP adjustments:
Litigation costs and related recoveries, net	12,817	2,746	25,265	16,876
Stock-based compensation expense	2,242	2,606	10,895	9,710
Impairment charges related to operating lease right-of-use assets	3,013	1,256	3,013	1,649
Reorganization costs	2,525	—	2,525	—
Non-GAAP operating income	$15,019	$19,355	$49,787	$55,008
Non-GAAP net income reconciliation:
Net income (loss)	$(5,272)	$70,057	$(2,480)	$75,219
Non-GAAP adjustments:
Litigation costs and related recoveries, net	12,817	2,746	25,265	16,876
Loss on change in fair value of redeemable warrants	—	1,160	—	4,183
Stock-based compensation expense	2,242	2,606	10,895	9,710
Impairment charges related to operating lease right-of-use assets	3,013	1,256	3,013	1,649
Reorganization costs	2,525	—	2,525	—
Non-GAAP net income	$15,325	$77,825	$39,218	$107,637
Non-GAAP Adjusted EBITDA reconciliation:
Net income (loss)	$(5,272)	$70,057	$(2,480)	$75,219
Non-GAAP adjustments:
Interest expense	1,296	812	4,271	1,550
Income taxes	1,082	(60,002)	6,285	(55,784)
Depreciation and amortization expense	633	632	2,504	2,404
EBITDA	(2,261)	11,499	10,580	23,389
Non-GAAP adjustments:
Litigation costs and related recoveries, net	12,817	2,746	25,265	16,876
Loss on change in fair value of redeemable warrants	—	1,160	—	4,183
Stock-based compensation expense	2,242	2,606	10,895	9,710
Impairment charges related to operating lease right-of-use assets	3,013	1,256	3,013	1,649
Reorganization costs	2,525	—	2,525	—
Adjusted EBITDA	$18,336	$19,267	$52,278	$55,807
Calculated Billings:
Revenue	$108,621	$99,279	$409,662	$374,430
Deferred revenue, current and noncurrent, end of the period	299,921	300,268	299,921	300,268
Deferred revenue, current and noncurrent, beginning of the period	248,187	243,682	300,268	256,933
Change in deferred revenue	51,734	56,586	(347)	43,335
Calculated billings	$160,355	$155,865	$409,315	$417,765

Rimini Street Announces Fiscal Fourth Quarter and Annual 2022 Financial and Operational Results	page 8

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Recurring Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, EBITDA, Adjusted EBITDA and Billings. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. A reconciliation of Adjusted EBITDA is not available on a forward-looking basis because the Company is unable to predict its net income with reasonable certainty due to the effects of foreign currency exchange rates, income tax provisions, future interest rates on our variable rate indebtedness, the non-cash component of employee compensation expense, changes in its working capital and financing needs, and other such items without unreasonable effort. Similarly, the high variability of certain expense items renders us unable to provide a reconciliation to the guidance as to margin and selected expenses as a percentage of revenue presented in our earnings conference call. These items, which depend on various factors and could be material to the Company’s results computed in accordance with GAAP, are uncertain. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Billings represents the change in deferred revenue for the current period plus revenue for the current period.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Recurring Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annual Recurring Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and impairment charge related to operating right-of-use assets. The exclusions are discussed in further detail below.

Non-GAAP Net Income is net income adjusted to exclude: litigation costs and related recoveries, net, loss on change in fair value of redeemable warrants, stock-based compensation expense and impairment charge related to operating right-of-use assets. These exclusions are discussed in further detail below.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Rimini Street Announces Fiscal Fourth Quarter and Annual 2022 Financial and Operational Results	page 9

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries related to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Loss on Change in Fair Value of Redeemable Warrants: We have excluded the losses on redeemable warrants related to the change in fair value of these instruments given the financial nature of this fair value requirement. We are not able to manage these amounts as part of our business operations nor are the costs core to serving our clients, and therefore we have excluded them.

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Impairment Charges Related to Operating Lease Right-of-Use Assets: This relates to impairment charges on our leased assets for a portion of one of our locations as we no longer use the space and have revised our estimated loss.

Reorganization Costs: The costs consist primarily of severance costs associated with the Company's reorganization plan.

EBITDA is net income adjusted to exclude: interest expense, income tax expense, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, loss on change in fair value of redeemable warrants, stock-based compensation expense, impairment charges related to operating right-of-use assets and reorganization costs, each as discussed above.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Janet Ravin
Rimini Street, Inc.
+1 702 285-3532
pr@riministreet.com